When Recorded, Return To:
INDEPENDENT RESEARCH AGENCY FOR
  LIFE INSURANCE, INC.
P. O. Box 2387
Fort Worth, Texas 76113
Attention:  General Counsel

                        DEED OF TRUST, SECURITY AGREEMENT AND
                            ASSIGNMENT OF RENTS AND LEASES


STATE OF TEXAS           Section
                         Section   KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TARRANT        Section

     THAT, FIRST COMMAND FINANCIAL CORPORATION ("GRANTOR", whether one or more), whose address is 4100 South Hulen, Fort Worth, Texas 76109, for and in consideration of the sum of TEN DOLLARS ($10.00) to Grantor in hand paid by Robert F. Watson, Trustee, of Tarrant County, Texas ("TRUSTEE"), in order to secure the payment of the Indebtedness (as hereinafter defined) and the performance of the obligations, covenants, agreements and undertakings of Grantor hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Trustee all of Grantor's right, title and interest in and to the real estate (the "LAND") situated in the County of Tarrant and State of Texas described in EXHIBIT "A" attached hereto and made a part hereof, TOGETHER WITH the following, whether now owned or hereafter acquired by Grantor: (a) all buildings and other improvements now or hereafter attached to or placed, erected, constructed or developed on the Land (the "IMPROVEMENTS"); (b) all materials, equipment, fixtures, furnishings, inventory and articles of personal property (the "PERSONAL PROPERTY") whatsoever now or hereafter delivered to, attached to, installed in, or used in or about the Improvements or which are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which Personal Property is or may be used in the development of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing whether or not the same shall be attached to the Land or Improvements; (c) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Land or Improvements; (d) all security deposits and advance rentals under any lease agreements now or at any time hereafter arising from or by virtue of any transactions related to the Land, Improvements or the Personal Property and held by or for the benefit of Grantor; (e) all monetary deposits which Grantor has given to any public or private utility with respect to utility services furnished to the Land or Improvements; (f) all rents, issues, profits, revenues, royalties, bonuses or other benefits of the Land, the Improvements or the Personal Property, including, without limitation, cash or securities deposited pursuant to leases of all or any part of the Land, Improvements or Personal

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Property; (g) all proceeds (including premium refunds) of each policy of insurance relating to the Land, Improvements or Personal Property; (h) all proceeds from the taking of the Land, Improvements, Personal Property or any part thereof or any interest or right or estate appurtenant thereto by eminent domain or by purchase in lieu thereof; (i) all Grantor's rights (but not its obligations) under any contracts related to the Land or Improvements;
(j) all plans, specifications, maps, surveys, reports, architectural, engineering and construction contracts, books of account, insurance policies and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Land or Improvements; (k) all easements and rights of way used in connection with the Land or Improvements or as a means of ingress to or egress from said Land or Improvements; (l) all right, title and interest of Grantor in and to all streets, roads, ways, alleys, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Land or any part thereof; and (m) all rights, estates, powers, privileges and interests of whatever kind or character appurtenant or incident to the foregoing. If the estate of Grantor in any of the above-described property is a leasehold estate ("LEASEHOLD ESTATE"), this conveyance shall include, and the lien and security interest created hereby shall encumber, all additional title, estate, interest and other rights that may hereafter be acquired by Grantor in the property demised under the Leasehold Estate. The above-described property is collectively herein referred to as the "MORTGAGED PROPERTY."

     TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging unto the Trustee and his successors or substitutes, forever in this trust and to his or their successors and assigns, IN TRUST, however, upon the terms, provisions and conditions herein set forth.


                                    ARTICLE I

                               SECURED INDEBTEDNESS

     1.1 SECURED INDEBTEDNESS. This Deed of Trust, Security Agreement and Assignment of Rents and Leases (the "MORTGAGE") is made to secure and enforce the payment of the following promissory note, obligations, indebtedness and liabilities: (a) one certain promissory note of even date herewith in the original principal amount of EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($8,500,000.00), made by Grantor and payable to the order of INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., whose address is P. O. Box 2387, Fort Worth, Texas 76113, with interest at the rate or rates therein provided, both principal and interest being payable as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees (such promissory note and all modifications, increases, renewals or extensions thereof, in whole or in part, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, are collectively referred to herein as the "NOTE", and said payee and all subsequent holders of the Note or any part thereof or any of the Indebtedness,

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as hereinafter defined, are collectively referred to herein as "NOTEHOLDER");
and (b) all future loans and advances made by Noteholder to Grantor and all other indebtedness, obligations and liabilities of every kind and character of Grantor now or hereafter existing in favor of Noteholder, including, without limitation, all those incurred or arising pursuant to the provisions of this Mortgage or any other instrument, document or agreement, whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Noteholder or to a third party and subsequently acquired by Noteholder and whether such debts, obligations and liabilities are evidenced by note, open account, overdraft, endorsement, surety agreement, guaranty or otherwise, it being contemplated that Grantor may hereafter become indebted to Noteholder in further sum or sums. The indebtedness, obligations, and liabilities referred to in this Paragraph are hereinafter collectively referred to as the "INDEBTEDNESS." This Mortgage, the Note, the Loan Agreement (as hereinafter defined) and any other instruments, documents and agreements now or hereafter evidencing, securing, governing, guaranteeing and/or pertaining to the Indebtedness or any part thereof are hereinafter collectively referred to as the "LOAN DOCUMENTS."


                                    ARTICLE II

                          REPRESENTATIONS, WARRANTIES,
                       COVENANTS AND AGREEMENTS OF GRANTOR

     2.1 REPRESENTATIONS AND WARRANTIES. Grantor does hereby represent and warrant to Noteholder as follows:

          (a) FINANCIAL MATTERS. Grantor is solvent, is not bankrupt and has no outstanding liens, suits, garnishments, bankruptcies or court actions which could render Grantor insolvent or bankrupt. There has not been filed by or against Grantor a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Grantor or any portion of Grantor's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the United States Bankruptcy Code or any state law. All reports, statements and other data furnished by Grantor to Noteholder in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Grantor or of any tenant under leases described in such reports, statements and other data.

          (b) TITLE AND AUTHORITY. Grantor is the owner and holder of the leasehold estate in and to the Land, and Grantor is the lawful owner of good, indefeasible and marketable title to the Improvements and has good right and authority to grant, bargain, sell,

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     transfer, assign and mortgage Grantor's interest in the Land and the
     Improvements and to grant a security interest in the Personal Property. Grantor does not do business with respect to the Mortgaged Property under any trade name.

          (c) PERMITTED ENCUMBRANCES. The Mortgaged Property is free and clear from all liens, security interests and encumbrances except the lien and security interest evidenced hereby and any liens and/or encumbrances affecting the Mortgaged Property appearing in the Real Property Records of the county in which the Land is situated, but only to the extent the same are valid and subsisting (hereinafter called the "PERMITTED ENCUMBRANCES"). There are no mechanic's or materialmen's liens, lienable bills or other claims constituting or that may constitute a lien on the Mortgaged Property, or any part thereof.

          (d) NO FINANCING STATEMENT. There is no financing statement covering all or any part of the Mortgaged Property or its proceeds on file in any public office which has not been terminated or assigned to Noteholder.

          (e) LOCATION OF PERSONAL PROPERTY. All tangible Personal Property is located on the Land.

          (f) NO HOMESTEAD. No portion of the Mortgaged Property is being used as Grantor's business or residential homestead.

          (g) NO DEFAULT OR VIOLATION. The execution, delivery and performance of this Mortgage, the Note and all of the other Loan Documents do not contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Grantor is a party or by which Grantor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Grantor is subject.

          (h) COMPLIANCE WITH COVENANTS AND LAWS. The Mortgaged Property and the intended use thereof by Grantor comply with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other applicable laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including, without limitation, the Americans With Disabilities Act of 1990 and TEX. REV. CIV. STAT. ANN. art. 9102, as amended (all of the foregoing hereinafter sometimes collectively referred to as "APPLICABLE LAWS"), without reliance upon grandfather provisions or adjacent or other properties. Grantor has obtained all requisite zoning, utility, building, health and operating permits from each governmental authority or municipality having jurisdiction over the Mortgaged Property. All engineering specifications with respect to the Mortgaged Property are within applicable environmental standards.


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          (i)  ENVIRONMENTAL.  Without limitation of any of the foregoing, to the best of Grantor's knowledge no asbestos, material containing asbestos which is or may become friable or material containing asbestos deemed hazardous by Applicable Laws has been installed in the Mortgaged Property and the Mortgaged Property and Grantor are not in violation of or subject to any existing, pending or, to the best knowledge of Grantor, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment (such Applicable Laws as they now exist or are hereafter enacted and/or amended hereinafter sometimes collectively referred to as "APPLICABLE ENVIRONMENTAL LAWS"), including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively, together with any subsequent amendments hereinafter referred to as "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984
     (collectively, together with any subsequent amendments hereinafter called "RCRA"), the Texas Water Code and the Texas Solid Waste Disposal Act, and this representation would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Mortgaged Property and Grantor. Grantor has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Mortgaged Property by reason of any Applicable Environmental Laws. Grantor undertook, at the time of acquisition of the Mortgaged Property, all appropriate inquiry into the previous ownership and uses of the Mortgaged Property consistent with good commercial or customary practice to determine that the Mortgaged Property and the uses therefor are in compliance with all Applicable Environmental Laws. Grantor has taken all steps necessary to determine and has determined that no hazardous substances or solid wastes have been disposed of or otherwise released on or to the Mortgaged Property. The use which Grantor makes and intends to make of the Mortgaged
     Property will not result in the disposal or other release of any hazardous substance or solid waste on or to the Mortgaged Property. The terms "HAZARDOUS SUBSTANCE" and "RELEASE" as used in this Mortgage shall have the meanings specified in CERCLA, and the terms "SOLID WASTE" and "DISPOSAL" (or "DISPOSED") shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, then such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the State of Texas establish a meaning for the terms "HAZARDOUS SUBSTANCE," "RELEASE," "SOLID WASTE," or "DISPOSAL" (or "DISPOSED") which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

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          (j)  NO SUITS.  There are no judicial or administrative actions, suits or proceedings pending or, to the best of Grantor's knowledge, threatened against or affecting Grantor, any other person liable, directly or indirectly, for the Indebtedness, or the Mortgaged Property or involving the validity, enforceability or priority of any of the Loan Documents.

          (k)  [Intentionally Omitted]

          (l) ORGANIZATION. Grantor, if a corporation, is duly incorporated and validly existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Grantor has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to own, lease and operate its properties and to carry on its business as now conducted and as contemplated to be conducted.

          (m) ENFORCEABILITY. The Note, this Mortgage and all other Loan Documents constitute the legal, valid and binding obligations of Grantor enforceable in accordance with their respective terms. The execution and delivery of, and performance under, the Note, this Mortgage and all other Loan Documents are within Grantor's powers and have been duly authorized by all requisite action and are not in contravention of the powers of Grantor's charter, bylaws or other corporate papers.

          (n) NOT A FOREIGN PERSON. Grantor is not a "FOREIGN PERSON" within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter called the "CODE"), Sections 1445 and 7701 (i.e. Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and regulations promulgated thereunder).

     2.2 COVENANTS AND AGREEMENTS. So long as the Indebtedness or any part thereof remains unpaid, Grantor covenants and agrees with Noteholder as follows:

          (a) PAYMENT AND PERFORMANCE. Grantor will make prompt payment, as the same becomes due, of the Indebtedness and shall punctually and properly perform all of Grantor's covenants, obligations and liabilities under the Loan Documents.

          (b) EXISTENCE. Grantor will continuously maintain its existence and its right to do business in the State of Texas together with its franchises and trade names.

          (c) TAXES ON NOTE AND OTHER TAXES. Grantor will promptly pay all income, franchise and other taxes owing by Grantor and any stamp taxes which may be required to be paid with respect to the Note, this Mortgage or any other Loan Documents.

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          (d)  OPERATION OF MORTGAGED PROPERTY.  Grantor will operate the
     Mortgaged Property in a good and workmanlike manner and in accordance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith. Grantor will keep the Mortgaged Property occupied so as not to impair the insurance carried thereon. Grantor will not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Grantor will not initiate or permit any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Applicable Laws. Grantor will not impose any restrictive covenants or encumbrances upon the Mortgaged Property, execute or file any subdivision plat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality, without the prior written consent of Noteholder. Grantor shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Mortgaged Property. Grantor will not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be lessened.
      Grantor will allow Noteholder or its authorized representative to enter the Mortgaged Property at any reasonable time to inspect the Mortgaged Property and Grantor's books and records pertaining thereto and Grantor will assist Noteholder or said representative in whatever way necessary to make such inspection. If Grantor receives a notice or claim from any federal, state or other governmental entity pertaining to the Mortgaged Property, including, without limitation, a notice that the Mortgaged Property is not in compliance with any Applicable Law, Grantor will promptly furnish a copy of such notice or claim to Noteholder.

          (e) DEBTS FOR CONSTRUCTION. Grantor will cause all debts and liabilities of any character, including without limitation, all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property, incurred in the construction, maintenance, operation and development of the Mortgaged Property, to be promptly paid.

          (f) AD VALOREM TAXES. Grantor will cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Mortgaged Property, or any part thereof, or against Trustee or Noteholder for or on account of the Note or any other Indebtedness or the interest created by this Mortgage and will furnish Noteholder with receipts showing payment of such taxes and assessments at least ten (10) days prior to the applicable default date therefor; provided that Grantor may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment, and pending such contest Grantor shall not be deemed in

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     default hereunder if (i) Grantor shall diligently prosecute such contest in a manner not prejudicial to the rights, liens and security interests of Noteholder; (ii) prior to delinquency of the asserted tax or assessment Grantor establishes with Noteholder an escrow acceptable to Noteholder adequate to cover the payment of such tax or assessment with interest, costs and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow shall be returned to Grantor upon payment of all such taxes, assessments, interest, costs and penalties or disbursed in accordance with the resolution of the contest to the claimant) or furnishes Noteholder with an indemnity bond secured by a deposit in cash or other security acceptable to Noteholder, or with a surety acceptable to Noteholder, in the amount of the tax or assessment being contested by Grantor plus a reasonable additional sum to pay all costs, interests and penalties which may be imposed or incurred in connection therewith; (iii) Grantor pays to Noteholder promptly after demand therefor all costs and expenses incurred by Noteholder in connection with such contest; and (iv) Grantor promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final and non-appealable; provided, however, that in any event each such contest shall be concluded and the tax, assessment, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which the Mortgaged Property or any part thereof may be sold.

          (g) REPAIR AND MAINTENANCE. Grantor will keep the Mortgaged Property in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Property to be misused, abused or wasted or to deteriorate. Grantor will promptly replace all worn-out or obsolete fixtures or personal property covered by this Mortgage with fixtures or personal property comparable to the replaced fixtures or personal property when new, and will repaint the Mortgaged Property when needed. Grantor will make all renovations, modifications and alterations to the Mortgaged Property in compliance with all Applicable Laws. Notwithstanding any of the foregoing, Grantor will not, without the prior written consent of Noteholder, (i) remove from the Mortgaged Property any fixtures or personal property covered by this Mortgage except those replaced by Grantor by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest (except that created by this Mortgage); (ii) make any structural alteration to the Mortgaged Property or any other alterations thereto which impair the value thereof; or (iii) make any alteration to the Mortgaged Property involving an estimated expenditure exceeding $10,000 except pursuant to plans and specifications approved in writing by Noteholder.

          (h) INSURANCE AND CASUALTY. Grantor will keep the Mortgaged Property insured against loss or damage by fire, explosion, windstorm, hail, flood (if the Mortgaged Property shall at any time be located in an identified "FLOOD PRONE AREA" in which flood insurance has been made available pursuant to the Flood Disaster Protection

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     Act of 1973), tornado and such other hazards as may be required by
     Noteholder by policies of fire, extended coverage and other insurance in such company or companies, in such amounts, upon such terms and provisions, and with such endorsements, all as may be acceptable to Noteholder. Grantor will also provide such other insurance as Noteholder may from time to time require, in such companies, upon such terms and provisions, in such amounts, and with such endorsements, all as are approved by Noteholder. Grantor further agrees that Grantor will deliver to Noteholder the original policies evidencing such insurance and any additional insurance which shall be taken out upon any part of the Mortgaged Property and receipts evidencing the payment of all premiums, and will deliver certificates evidencing renewals of all such policies of insurance to Noteholder at least fifteen (15) days before any such insurance shall expire. Without limiting the discretion of Noteholder with respect to required endorsements to insurance policies, Grantor further agrees that all such policies shall provide that proceeds thereunder will be payable to Noteholder as its interest may appear pursuant and subject to a mortgage clause (without contribution) of standard form attached to or otherwise made a part of the applicable policy. In the event of foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Grantor in and to such policies then in force concerning the Mortgaged Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Noteholder or other transferee in the event of such other transfer of title. In the event any of the Mortgaged Property covered by such insurance is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) Noteholder may, but shall not be obligated to, make proof of loss if not made promptly by Grantor; (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Noteholder instead of to Grantor; and (iii) Noteholder shall have the right to apply the insurance proceeds first, to reimburse Noteholder or Trustee for all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with the collection of such proceeds and, second, the remainder of said proceeds shall be applied, at the sole discretion of Noteholder, in payment (without premium or penalty) of the Indebtedness, either in whole or in part, in the order determined by Noteholder in its sole discretion, or to the repair, restoration or replacement, either partly or entirely, of the Mortgaged Property so destroyed or damaged, provided that, any insurance proceeds held by Noteholder to be applied to the repair, restoration or replacement of the Mortgaged Property shall be so held without payment or allowance of interest thereon and shall be paid out from time to time upon compliance by Grantor with such terms, conditions and requirements as may be imposed by Noteholder. In any event the unpaid portion of the Indebtedness shall remain in full force and effect and Grantor shall not be excused in the payment thereof. If any act or occurrence of any kind or nature (including any casualty on which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, Grantor shall give immediate written notice

                                     Page 9
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     thereof to Noteholder and, unless otherwise so instructed by Noteholder, shall promptly, at Grantor's sole cost and expense and regardless of whether the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction in accordance with plans and specifications submitted to and approved by Noteholder.

          (i) CONDEMNATION. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof, or any other proceedings arising out of injury or damage to the Mortgaged Property, or any portion thereof, Grantor will notify Noteholder of the pendency of such proceedings. Noteholder may participate in any such proceedings, and Grantor shall from time to time deliver to Noteholder all instruments requested by it to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Noteholder, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Mortgaged Property and all judgments, decrees and awards for injury or damage to the Mortgaged Property shall be paid to Noteholder and shall be applied, first, to reimburse Noteholder or Trustee for all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with collection of such proceeds and, second, the remainder of said proceeds shall be applied, at the sole discretion of Noteholder, to the payment of the Indebtedness (without premium or penalty) in the order determined by Noteholder in its sole discretion or paid out to repair or restore the Mortgaged Property so affected by such condemnation, injury or damage in the same manner as provided in Subparagraph (h) of this Paragraph 2.2. In any event the unpaid portion of the Indebtedness shall remain in full force and effect and Grantor shall not be excused in the payment thereof. In the event any of the foregoing proceeds are applied to the repair, restoration or replacement of the Mortgaged Property, Grantor shall promptly commence and complete such repair, restoration or replacement of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage or taking in accordance with plans and specifications submitted to and approved by Noteholder. Grantor hereby assigns and transfers all such proceeds, judgments, decrees and awards to Noteholder and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards as Noteholder may request. Noteholder is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award. Noteholder shall not be, in any event or circumstances, liable or responsible for the failure to collect, or the failure to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

          (j) PROTECTION AND DEFENSE OF LIEN. If the validity or priority of this Mortgage or of any rights, titles, liens or security interests created or evidenced hereby

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


     with respect to the Mortgaged Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Grantor with respect thereto, Grantor will give prompt written notice thereof to Noteholder and at Grantor's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, without limitation, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Trustee and Noteholder, or either of them (whether or not named as parties to legal proceedings with respect thereto) are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Mortgage and the rights, titles, liens and security interests created or evidenced hereby, including, without limitation, the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Mortgaged Property, the purchase of any tax title and the removal of prior liens or security interests (including, without limitation, the payment of debts as they mature or the payment in full of matured or unmatured debts, which are secured by these prior liens or security interests), and all expenses so incurred of every kind and character shall be subject to and covered by the provisions of Paragraph 2.3 hereof.

          (k) NO OTHER LIENS. Grantor will not, without the prior written consent of Noteholder, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Mortgaged Property which are not delinquent), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property without the prior written consent of Noteholder, Grantor will cause the same to be promptly discharged and released. Grantor will own all parts of the Mortgaged Property and will not acquire any fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license or similar agreement, without the prior written consent of Noteholder.

          (l) BOOKS AND RECORDS. Grantor will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made as to all operations on the Mortgaged Property, and will permit all such books and records (including, without limitation, all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of the improvements forming a part of the Mortgaged Property) to be inspected and copied by Noteholder and its duly authorized representatives at all times during reasonable business hours.

          (m) FINANCIAL STATEMENTS AND REPORTS; RENT ROLL. Grantor will deliver to Noteholder, within sixty (60) days after the close of each fiscal year of Grantor, a statement of condition or balance sheet, a cash flow statement and a statement of contingent liabilities of Grantor as of the end of such fiscal year. Grantor will deliver to Noteholder, within sixty (60) days after the close of the fiscal year of each guarantor of the Indebtedness, a statement of condition or balance sheet of such guarantor as at the end of such fiscal year. Grantor will deliver to Noteholder, within forty-five (45) days after the close of each fiscal quarter of Grantor, an operating statement showing in reasonable detail all income and expenses of Grantor with respect to the Mortgaged Property during such quarter and for the fiscal year through the end of such quarter. All such statements of condition, balance sheets, cash flow statements and operating statements shall be in form, scope and detail satisfactory to Noteholder and shall be prepared and certified as to accuracy by an independent certified public accountant or representative of Grantor acceptable to Noteholder. Grantor will deliver to Noteholder, within sixty (60) days after the close of each fiscal year of Grantor, a rent roll of the Mortgaged Property containing the name and address of all tenants then occupying portions of the Mortgaged Property under valid and subsisting lease agreements and, with respect to each lease, the rentals payable, square footage of the leased premises, amount of security deposit, lease commencement date, lease expiration date, date through which rent is paid and the nature and extent of any defaults by any tenant, all certified as to accuracy by a representative of Grantor acceptable to Noteholder. Grantor shall use its best efforts to obtain and examine financial and credit information on all proposed lessees and provide copies of same to Noteholder upon its request. If, and as often as, reasonably requested by Noteholder, Grantor will make further reports of operations in such form as Noteholder prescribes, setting out full data requested by Noteholder.

          (n) ESCROW. If requested by Noteholder at any time during the term the Indebtedness is outstanding in order to secure the performance and discharge of Grantor's obligations under Subparagraphs (f) and (h) of this Paragraph 2.2, but not in lieu of such obligations, Grantor will deposit with Noteholder a sum equal to ad valorem taxes, assessments and charges (which charges for the purpose of this Subparagraph shall include without limitation ground rents and water and sewer rents and any other recurring charge which could create or result in a lien against the Mortgaged Property) against the Mortgaged Property for the current year and the premiums for such policies of insurance for the current year, all as estimated by Noteholder and prorated to the end of the calendar month following the month during which this Mortgage is executed and delivered, and thereafter will deposit with Noteholder, on each date when an installment of principal and/or interest is due on the Note, sufficient funds (as estimated from time to time by Noteholder) to permit Noteholder to pay, at least fifteen
     (15) days prior to the due date thereof, the next maturing ad valorem taxes, assessments and charges and premiums for such policies of insurance. Noteholder shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. Any excess over the amounts required for such purposes shall be held by Noteholder for future use, applied to any Indebtedness or refunded to Grantor, at Noteholder's option, and any deficiency in such funds so deposited shall be made up by Grantor upon demand of Noteholder. All such funds so deposited shall bear no interest whatsoever, may be mingled with the general funds of Noteholder and shall be applied by Noteholder toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Noteholder by Grantor (such statements to be presented by Grantor to Noteholder within a reasonable time before the applicable amount is due); provided, however, that, if a Default (as hereinafter defined) shall have occurred hereunder, such funds may at Noteholder's option be applied to the payment of the Indebtedness in the order determined by Noteholder in its sole discretion, and that Noteholder may at any time, in its sole discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Grantor's interest in the Mortgaged Property for any reason (including, without limitation, the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Grantor's interest in and rights to such funds held by Noteholder under this Subparagraph but subject to the rights of Noteholder hereunder.

          (o) FURTHER ASSURANCES. Grantor will, on request of Noteholder, promptly (i) correct any defect, error or omission which may be discovered in the contents of this Mortgage or in any other instrument now or hereafter executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents and leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including, without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including, without limitation, any financing statement) deemed advisable by Noteholder to protect the lien or security interest hereunder against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Noteholder to enable

     Noteholder to comply with the requirements or requests of any agency having jurisdiction over Noteholder or any examiners of such agencies with respect to the Indebtedness, Grantor or the Mortgaged Property and Grantor will pay all costs connected with any of the foregoing.

          (p)  [Intentionally Omitted]

          (q) FEES AND EXPENSES; INDEMNIFICATION. Grantor will pay all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, uniform commercial code search fees, escrow fees, attorneys' fees, and all other costs and expenses of every character incurred by Grantor or Noteholder in connection with the Indebtedness, either at the closing thereof or at any time during the term thereof, or otherwise attributable or chargeable to Grantor as owner of the Mortgaged Property, and will reimburse Noteholder for all such costs and expenses incurred by Noteholder. Grantor shall pay all expenses and reimburse Noteholder for any expenditures, including, without limitation, reasonable attorneys' fees and legal expenses, incurred or expended in connection with (i) the breach by Grantor of any covenant herein or in any other Loan Document; (ii) Noteholder's exercise of any of its rights and remedies hereunder or under the Note or any other Loan Document or Noteholder's protection of the Mortgaged Property and its lien and security interest therein; or (iii) any amendments to this Mortgage, the Note or any other Loan Document or any matter requested by Grantor or any approval required hereunder. Grantor will indemnify and hold harmless Trustee and Noteholder (for purposes of this Subparagraph, the terms "TRUSTEE" and "NOTEHOLDER" shall include the directors, officers, partners, employees, representatives and agents of Trustee and Noteholder, respectively, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Trustee and Noteholder, respectively) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property or with this Mortgage, the Note or any other Loan Documents. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF GRANTOR AND GRANTOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE

     NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party. The foregoing indemnities shall not terminate upon release, foreclosure or other termination of this Mortgage but will survive foreclosure of this Mortgage or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Mortgage and the other Loan Documents. Any amount to be paid hereunder by Grantor to Noteholder and/or Trustee shall be subject to and governed by the provisions of Paragraph 2.3 hereof.

          (r) LIABILITY INSURANCE. Grantor shall maintain Commercial General Liability insurance against claims for bodily injury or death and property damage occurring in or upon or resulting from the Mortgaged Property, in standard form and with such insurance company or companies as may be acceptable to Noteholder, such insurance to afford immediate protection, to the limit of not less than $1,000,000 in respect of any one accident or occurrence, and to the limit of not less than $100,000 for property damage, with not more than $5,000 deductible. Such Commercial General Liability insurance shall include Blanket Contractual Liability coverage which insures contractual liability under the indemnification of Noteholder and the Trustee by Grantor set forth in this Mortgage (but such coverage or the amount thereof shall in no way limit such indemnification). Grantor shall maintain with respect to each policy or agreement evidencing such Commercial General Liability insurance such endorsements as may be required by Noteholder and shall at all times deliver and maintain with Noteholder a certificate with respect to such insurance in form satisfactory to Noteholder. Not less than fifteen (15) days prior to the expiration date of each policy of insurance required of Grantor pursuant to this Subparagraph, Grantor shall deliver to Noteholder a renewal policy or policies marked "PREMIUM PAID" or accompanied by other evidence of payment satisfactory to Noteholder. In the event of a foreclosure of this Mortgage, the purchaser of the Mortgaged Property shall succeed to all the rights of Grantor, including, without limitation, any right to unearned premiums, in and to all policies of insurance assigned pursuant to the provisions of this Subparagraph, and Grantor hereby authorizes Noteholder to notify any or all insurance carriers of this assignment.

          (s) WARRANTY. Grantor will warrant and forever defend the title to the Mortgaged Property against the claims of all persons making any claim to the same or any part thereof, subject to the Permitted Encumbrances.

          (t) TAX ON LIEN. In the event of the enactment after the date hereof of any law of the State of Texas or of any other governmental entity deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Noteholder the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Mortgage or the Indebtedness or Noteholder, then, and in any such event, Grantor upon demand by Noteholder, shall pay such taxes, assessments, charges or liens, or reimburse Noteholder therefor; provided, however, that if in the opinion of counsel for Noteholder (i) it might be unlawful to require Grantor to make such payment; or (ii) the making of such payment might result in the contracting for, charging or receiving of interest beyond the maximum amount permitted by law, then and in such event, Noteholder may elect, by notice in writing given to Grantor, to declare all of the Indebtedness to be and become due and payable sixty (60) days from the giving of such notice.

          (u) CHANGE OF NAME, IDENTITY OR STRUCTURE. Grantor will not change Grantor's name, identity (including its trade name or names) or Grantor's corporate structure without notifying Noteholder of such change in writing at least thirty (30) days prior to the effective date of such change. Grantor will execute and deliver to Noteholder, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change or other document required by Noteholder to establish or maintain the validity, perfection and priority of the lien and security interest granted herein. At the request of Noteholder, Grantor shall execute a certificate in form satisfactory to Noteholder listing the trade names under which Grantor intends to operate the Mortgaged Property, and representing and warranting that Grantor does business under no other trade name with respect to the Mortgaged Property.

          (v) LOCATION AND USE OF PERSONAL PROPERTY. All tangible Personal Property will be used in the business of Grantor and shall remain in Grantor's possession or control at all times at Grantor's risk of loss and shall be located on the Land.

          (w) ESTOPPEL CERTIFICATE. Grantor shall at any time and from time to time furnish promptly upon request by Noteholder a written statement in such form as may be required by Noteholder stating that the Note, this Mortgage and the other Loan Documents are valid and binding obligations of Grantor, enforceable against Grantor in accordance with their terms; the unpaid principal balance of the Note; the date to which interest on the
     Note is paid; that the Note, this Mortgage and the other Loan Documents have not been released, subordinated or modified; and that there are no offsets or defenses against the enforcement of the Note, this Mortgage or any other Loan Documents, or if any of the foregoing statements are untrue, specifying the reasons therefor.

          (x) PROCEEDS OF PERSONAL PROPERTY. Grantor shall account fully and faithfully for and, if Noteholder so elects, shall promptly pay or turn over to Noteholder all proceeds in whatever form received from any disposition of any of the Personal Property, except as otherwise specifically authorized herein. Grantor shall at all times keep the Personal Property and its proceeds separate and distinct from other property of Grantor and shall keep accurate and complete records of the Personal Property and its proceeds.

          (y) LOAN AGREEMENT. Grantor will punctually perform and discharge each and every obligation and undertaking of Grantor under the Line of Credit Agreement, of even date herewith, as from time to time amended or restated (the "LOAN AGREEMENT"), between Grantor and Noteholder and will not permit a default to occur thereunder.

          (z) PERMITTED ENCUMBRANCES. Grantor will comply with and will perform all of the covenants, agreements and obligations imposed upon it or the Mortgaged Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Grantor will not modify or permit any modification of any Permitted Encumbrance without the prior written consent of Noteholder.

          (aa) ENVIRONMENTAL. Grantor will not cause or permit the Mortgaged Property or Grantor to be in violation of, or do anything or permit anything to be done which will subject the Mortgaged Property to any remedial obligations under, any Applicable Environmental Laws, including, without limitation, CERCLA, RCRA, the Texas Water Code and the Texas Solid Waste Disposal Act, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to Grantor and/or the Mortgaged Property, and Grantor will promptly notify Noteholder in writing of any existing, pending or, to the best knowledge of Grantor, threatened investigation or inquiry by any governmental authority in connection with any Applicable Environmental Laws. Grantor shall obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Mortgaged Property by reason of any Applicable Environmental Laws. Grantor shall take all steps necessary to determine that no hazardous substances or solid waste are being disposed of or otherwise released on or to the Mortgaged Property. Grantor will not cause or permit the disposal or other release of any hazardous substance or solid waste on or to the Mortgaged Property and covenants and agrees to keep or cause the Mortgaged Property to be kept free of any hazardous substance or solid waste and to remove the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at its sole expense. Upon Noteholder's reasonable request, at any time and from time to time during the existence of this Mortgage, Grantor will provide at Grantor's sole expense an inspection or audit of the Mortgaged Property from an engineering or consulting firm approved by Noteholder, indicating the presence or absence of hazardous substances and solid wastes on the Mortgaged Property. If Grantor fails to provide same after forty-five (45) days' notice, Noteholder may order same, and Grantor grants to Noteholder and its agents, employees, contractors and consultants access to the Mortgaged Property and a license

     (which is coupled with an interest and irrevocable while this Mortgage is in effect) to perform inspections and tests. The cost of such inspections and tests shall be a demand obligation owing by Grantor to Noteholder pursuant to this Mortgage and shall be subject to and covered by the provisions of Paragraph 2.3 hereof.

          (bb) ASBESTOS. Grantor covenants and agrees that it will not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, asbestos, material containing asbestos which is or may become friable or material containing asbestos deemed hazardous by any Applicable Environmental Law, and that if any such asbestos or material containing asbestos exists in or on the Mortgaged Property, whether installed by Grantor or others, Grantor will remove the same (or if removal is prohibited by law, will take whatever action is required by law, including, without limitation, implementing any required operation and maintenance program) promptly upon discovery at its sole expense. Upon Noteholder's reasonable request, at any time and from time to time during the existence of this Mortgage, Grantor shall provide at Grantor's sole expense an inspection or audit of the Mortgaged Property from an engineering or consulting firm approved by Noteholder, indicating the presence or absence of asbestos or material containing asbestos on the Mortgaged Property. If Grantor fails to provide same after thirty (30) days' notice, Noteholder may order same, and Grantor grants to Noteholder and its agents, employees, contractors and consultants access to the Mortgaged Property and a license (which is coupled with an interest and irrevocable while this Mortgage is in effect) to perform inspections and tests. The cost of such inspections and tests shall be subject to and covered by the provisions of Paragraph
     2.3 hereof.

          (cc) COMPLY WITH LEASE. Grantor will fully perform and comply with all covenants, warranties, representations, and other obligations imposed upon or assumed by it as lessee, sublessee or otherwise under any lease, sublease or similar agreement pursuant to which it has a possessory interest in the Land and, upon Grantor's failure or alleged failure (notwithstanding that Grantor's failure or alleged failure may be contested by Grantor) so to do, Noteholder will have the absolute and immediate right to enter upon the Mortgaged Property and to take such other action, to such extent and as often as Noteholder, in its opinion, deems necessary or desirable, to prevent or to cure any such failures or alleged failures by Grantor.

          (dd) MATTERS PERTAINING TO LEASE. Grantor will not, without Noteholder's prior written consent, (i) terminate or modify any lease, sublease or similar agreement pursuant to which it has a possessory interest in the Land in any respect or (ii) permit the fee title to the Land demised by such lease, sublease or agreement and the leasehold estate so created to merge, but rather such fee title and such leasehold estate shall always be separate and distinct.

     2.3 RIGHT OF NOTEHOLDER TO PERFORM. Grantor agrees that if Grantor fails to perform any act or to take any action which Grantor is required to perform or take hereunder or under any of the other Loan Documents, or to pay any money which Grantor is required to pay hereunder or under any of the other Loan Documents, or takes any action prohibited hereby or thereby, Noteholder, in Grantor's name or in its own name, may but shall not be obligated to perform or cause to be performed such act or take such action, including, without limitation, entering the Mortgaged Property for such purpose and to take all such action thereon as it may deem necessary or appropriate, or pay such money or remedy any action so taken, and any expenses so incurred by Noteholder, and any money paid by Noteholder in connection therewith, shall be a demand obligation owing by Grantor to Noteholder and Noteholder, upon making such payment, shall be subrogated to all of the rights of the party receiving such payment. Any amounts due and owing by Grantor to Noteholder pursuant to this Mortgage shall bear interest from the date such amount becomes due until paid at the rate of interest payable on matured but unpaid principal of or interest on the Note and shall be a part of the Indebtedness and shall be secured by this Mortgage and by all of the other Loan Documents.

     2.4 INDEMNIFICATION REGARDING ENVIRONMENTAL MATTERS. Grantor agrees to indemnify and hold Noteholder and Trustee (for purposes of this Paragraph, the terms "NOTEHOLDER" and "TRUSTEE" shall include the directors, officers, partners, employees, representatives and agents of Noteholder and Trustee, respectively, and any persons or entities owned or controlled by, owning or controlling, or under common control or otherwise affiliated with Noteholder and Trustee, respectively) harmless from and against, and to reimburse Noteholder and Trustee with respect to, any and all claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgments, penalties, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, imposed on, asserted against or incurred by Noteholder and/or the Trustee at any time and from time to time by reason of, in connection with or arising out of (a) the breach of any representation or warranty of Grantor as set forth herein regarding asbestos, material containing asbestos or Applicable Environmental Laws, (b) the failure of Grantor to perform any obligation herein required to be performed by Grantor regarding asbestos, material containing asbestos or Applicable Environmental Laws, (c) any violation on or before the Release Date (as hereinafter defined) of any Applicable Environmental Law in effect on or before the Release Date, (d) the removal of hazardous substances or solid wastes from the Mortgaged Property (or if removal is prohibited by law, the taking of whatever action is required by law), (e) the removal of asbestos or material containing asbestos from the Mortgaged Property (or if removal is prohibited by Applicable Environmental Laws, the taking of whatever action is required by Applicable Environmental Laws, including, without limitation, the implementation of any required operation and maintenance program), (f) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including, without limitation, the presence on the Mortgaged Property or release from the Mortgaged Property of any hazardous substance or solid waste disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Mortgaged Property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (g) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous substance or solid waste located upon or migrating into, from or through the Mortgaged Property (whether or not any or all of the foregoing was caused by Grantor or its tenant or subtenant, or a prior owner of the Mortgaged Property or its tenant or subtenant, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or waste or the mere presence of such substance or waste on the Mortgaged Property). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LOSSES,
DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE
OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party. The term "RELEASE DATE" as used herein shall mean the earlier of the following two dates: (i) the date on which the Indebtedness has been paid and performed in full and this Mortgage has been released, or (ii) the date on which the lien of this Mortgage is foreclosed or a conveyance by deed in lieu of such foreclosure is fully effective; provided, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the Indebtedness and the discharge and release of this Mortgage and the other Loan Documents.
Any amount to be paid hereunder by Grantor to Noteholder and/or Trustee shall be a demand obligation owing by Grantor to Noteholder and/or Trustee and shall be subject to and covered by the provisions of Paragraph 2.3 hereof. Nothing in this Paragraph, elsewhere in this Mortgage or in any other Loan Document shall limit or impair any rights or remedies of Noteholder and/or Trustee against Grantor or any third party under Applicable Environmental
Laws, including without limitation, any rights of contribution or indemnification available hereunder or thereunder.

                                     ARTICLE III

                    ASSIGNMENT OF RENTS, LEASES, PROFITS, INCOME,
                                 CONTRACTS AND BONDS

     3.1 ASSIGNMENT OF RENTS. Grantor does hereby absolutely and unconditionally assign, transfer and set over to Noteholder all rents, income, receipts, revenues, issues, profits and proceeds to be derived from the Mortgaged Property, including, without limitation, the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues, profits and other sums of money that may now or at any time hereafter become due and payable to Grantor under the terms of any leases now or hereafter covering the Mortgaged Property, or any part thereof, including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, all proceeds payable under any policy of insurance covering the loss of rents resulting from untenantability caused by destruction or damage to the Mortgaged Property, and all of Grantor's rights to recover monetary amounts from any tenant in bankruptcy, including, without limitation, rights of recovery for use and occupancy and damage claims arising out of lease defaults, including rejections, under any Applicable Bankruptcy Law (as hereinafter defined), together with any sums of money that may now or at any time hereafter become due and payable to Grantor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and future oil, gas and mining leases covering the Mortgaged Property or any part thereof (collectively, the "RENTS"); and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Mortgaged Property; subject however to a license hereby granted by Noteholder to Grantor to collect and receive all of the foregoing (such license evidenced by Noteholder's acceptance of the Mortgage), subject to the terms and conditions hereof. Notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, the assignment in this Paragraph is an absolute, unconditional and presently effective assignment and not merely a security interest; provided, however, upon the occurrence of a Default (as hereinafter defined) hereunder or upon the occurrence of any event or circumstance which with the lapse of time or the giving of notice or both would constitute a Default hereunder, such license shall automatically and immediately terminate and Grantor shall hold all Rents paid to Grantor thereafter in trust for the use and benefit of Noteholder and Noteholder shall have the right, power and authority, whether or not it takes possession of the Mortgaged Property, to seek enforcement of any such lease, contract or bond and to demand, collect, receive, sue for and recover in its own name any and all of the above described amounts assigned hereby and to apply the sum(s) collected, first to the payment of expenses incident to the collection of the same, and the balance to the payment of the Indebtedness; provided further, however, that Noteholder shall not be deemed to have taken possession of the Mortgaged Property except on the exercise of its option to do so, evidenced by its demand and overt act for such purpose. It shall not be necessary for

Noteholder to institute any type of legal proceedings or take any other action whatsoever to enforce the assignment provisions in this Paragraph 3.1.

     3.2 ASSIGNMENT OF LEASES. Grantor hereby assigns to Noteholder all existing and future leases, including, without limitation, all subleases thereof, and any and all extensions, renewals, modifications and replacements thereof, upon any part of the Mortgaged Property (collectively, the "LEASES"). Grantor hereby further assigns to Noteholder all guaranties of tenants' performance under the Leases. Prior to a Default, Grantor shall have the right, without joinder of Noteholder, to enforce the Leases, unless Noteholder directs otherwise.

     3.3 WARRANTIES CONCERNING LEASES AND RENTS. Grantor represents and warrants that:

          (a) Grantor has good title to the Leases and Rents and authority to assign them, and no other person or entity has any right, title or interest therein;

          (b) all existing Leases are valid, unmodified and in full force and effect, except as indicated herein, and no default exists thereunder;

          (c) unless otherwise provided herein, no Rents have been or will be assigned, mortgaged or pledged;

          (d) no Rents have been or will be anticipated, waived, released, discounted, set off or compromised; and

          (e) except as indicated in the Leases, Grantor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents.

     3.4  GRANTOR'S COVENANTS OF PERFORMANCE.  Grantor covenants to:

          (a) perform all of its obligations under the Leases and give prompt notice to Noteholder of any failure to do so;

          (b) give immediate notice to Noteholder of any notice Grantor receives from any tenant or subtenant under any Leases, specifying any claimed default by any party under such Leases, excluding, however, notices of default under residential leases;

          (c)  enforce the tenant's obligations under the Leases;

          (d) defend, at Grantor's expense, any proceeding pertaining to the Leases, including, if Noteholder so requests, any such proceeding to which Noteholder is a party; and

          (e) neither create nor permit any encumbrance upon its interest as lessor of the Leases, except this Mortgage and any other encumbrances permitted by this Mortgage.

     3.5 PRIOR APPROVAL FOR ACTIONS AFFECTING LEASES. Grantor shall not, without the prior written consent of Noteholder:

          (a)  receive or collect Rents more than one month in advance;

          (b)  encumber or assign future Rents;

          (c)  waive or release any obligation of any tenant under the Leases;

          (d) cancel, terminate or modify any of the Leases; cause or permit any cancellation, termination or surrender of any of the Leases; or commence any proceedings for dispossession of any tenant under any of the Leases, except upon default by the tenant thereunder;

          (e) renew or extend any of the Leases, except pursuant to terms in existing Leases;

          (f)  permit any assignment of the Leases; or

          (g)  enter into any Leases after the date hereof.

     3.6 SETTLEMENT FOR TERMINATION. Grantor agrees that no settlement for damages for termination of any of the Leases under the Federal Bankruptcy Code, or under any other federal, state or local statute, shall be made without the prior written consent of Noteholder, and any check in payment of such damages will be made payable to both Grantor and Noteholder. Grantor hereby assigns any such payment to Noteholder to be applied to the Indebtedness as Noteholder may elect and agrees to endorse any check for such payment to the order of Noteholder.

     3.7 NOTEHOLDER IN POSSESSION. Noteholder's acceptance of this assignment shall not, prior to entry upon and taking possession of the Mortgaged Property by Noteholder, be deemed to constitute Noteholder a "MORTGAGEE IN POSSESSION," nor obligate Noteholder to appear in or defend any proceedings relating to any of the Leases or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to Noteholder. Noteholder shall not be liable for any injury or damage to any person or property in or about the Mortgaged Property.

     3.8 APPOINTMENT OF ATTORNEY. Grantor hereby irrevocably appoints Noteholder its attorney-in-fact, coupled with an interest, empowering Noteholder to subordinate any Leases to this Mortgage.

     3.9 INDEMNIFICATION. Grantor hereby indemnifies and holds Noteholder (which shall include the directors, officers, partners, employees, representatives and agents of Noteholder and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Noteholder) harmless from all liability, damage or expense imposed on or incurred by Noteholder from any claims under the Leases, including, without limitation, any claims by Grantor with respect to payments of Rents made directly to Noteholder after Default and claims by any tenant for security deposits or for rental payments more than one (1) month in advance and not delivered to Noteholder. All amounts indemnified against hereunder, including, without limitation, attorneys' fees, if paid by Noteholder shall bear interest at the maximum lawful rate and shall be payable by Grantor in accordance with Paragraph 2.3 hereof. The foregoing indemnities shall not terminate upon the foreclosure, release or other termination of this Mortgage but will survive foreclosure of this Mortgage or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Mortgage and the other Loan Documents.

    3.10 RECORDS. Upon request by Noteholder, Grantor shall deliver to Noteholder executed originals of all Leases and copies of all records relating thereto.

    3.11 MERGER. There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Noteholder.

    3.12 RIGHT TO RELY. Grantor hereby irrevocably authorizes and directs the tenants under the Leases to pay Rents to Noteholder upon written demand by Noteholder without further consent of Grantor, and the tenants may rely upon any written statement delivered by Noteholder to the tenants. Any such payment to Noteholder shall constitute payment to Grantor under the Leases. The provisions of this Paragraph are intended solely for the benefit of the tenants and shall never inure to the benefit of Grantor or any person claiming through or under Grantor, other than a tenant who has not received such notice. The assignment of Rents set forth in Paragraph 3.1 is not contingent upon any notice or demand by Noteholder to the tenants.

                                      ARTICLE IV

                                  EVENTS OF DEFAULT

     DEFAULTS. The term "DEFAULT" as used in this Mortgage shall mean the occurrence of any of the following events:

     4.1 FAILURE TO PAY INDEBTEDNESS. The failure, refusal or neglect of Grantor to make due and punctual payment of principal or interest on the Indebtedness, or any portion thereof, as the same shall become due and payable which failure, refusal or neglect continues for more than ten (10) days after Noteholder has given Grantor written notice thereof (except that Noteholder will not be obligated to give more than three (3) such notices in any calendar year); or

     4.2 NON-PERFORMANCE OF COVENANTS. The failure of Grantor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition (other than the covenant and agreement to pay the Indebtedness when due) required herein or in any other Loan Document to be observed, kept or performed which failure continues for more than thirty (30) days after Noteholder has given Grantor written notice thereof; or

     4.3 FALSE REPRESENTATION. Any representation contained herein or in any other Loan Document or otherwise made by Grantor or any other person or entity to Noteholder in connection with the Indebtedness is false or misleading in any material respect; or

     4.4 BANKRUPTCY OR INSOLVENCY. If the owner of the Mortgaged Property or any person obligated to pay the Indebtedness: (a) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (b) generally is not paying its debts as such debts become due; (c) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party or any of the Mortgaged Property, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (d) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively referred to as "APPLICABLE BANKRUPTCY LAW") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (e) fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property of such party; or (f) fails to pay within thirty (30) days any final money judgment against such party; or

     4.5 EXECUTION ON MORTGAGED PROPERTY. The Mortgaged Property or any part thereof is taken on execution or other process of law in any action against Grantor; or

     4.6 ABANDONMENT. Grantor abandons all or a portion of the Mortgaged Property; or

     4.7 ACTION BY OTHER LIENHOLDER. The holder of any lien or security interest on the Mortgaged Property (without hereby implying the consent of Noteholder to the existence or creation of any such lien or security interest) declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

     4.8 TRANSFER OF MORTGAGED PROPERTY. Without the prior written consent of Noteholder, Grantor sells, leases, exchanges, assigns, transfers, conveys or otherwise disposes of all or any part of the Mortgaged Property or any interest therein (except for the disposition of worn-out or obsolete personal property or fixtures under the circumstances described in Subparagraph 2.2(g) hereof), or legal or equitable title to the Mortgaged Property, or any interest therein, is vested in any other party, in any manner whatsoever, by operation of law or otherwise, it being understood that the consent of Noteholder required hereunder may be refused by Noteholder in its sole discretion or may be predicated upon any terms, conditions and covenants deemed advisable or necessary in the sole discretion of Noteholder, including, without limitation, the right to change the interest rate, date of maturity or payments of principal and/or interest on the Note, to require payment of any amount as additional consideration as a transfer fee or otherwise and to require assumption of the Note and this Mortgage; or

     4.9 OTHER LIENS. Without the prior written consent of Noteholder, Grantor creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Mortgaged Property which are not delinquent), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage, or acquires any fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license or similar agreement; or

     4.10 DESTRUCTION OF MORTGAGED PROPERTY. The Mortgaged Property is so demolished, destroyed or damaged that, in the judgment of Noteholder, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time; or

     4.11 CONDEMNATION. So much of the Mortgaged Property is taken in condemnation, or sold in lieu of condemnation, or the Mortgaged Property is so diminished in value due to any injury or damage to the Mortgaged Property, that the remainder thereof cannot, in the judgment of Noteholder, continue to be operated profitably for the purpose for which it was being used immediately prior to such taking, sale or diminution.

                                      ARTICLE V

                             REMEDIES AND RELATED RIGHTS

     If a Default shall occur, Noteholder may exercise any one or more of the following remedies and shall, in addition to any other rights, have the following related rights, without notice (unless notice is required by Applicable Laws):

     5.1 ACCELERATION. Upon the occurrence of a Default, Noteholder shall have the option of declaring all Indebtedness in its entirety to be immediately due and payable, and the liens and security interests evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by applicable law as Noteholder may elect.

     5.2 POSSESSION. Upon the occurrence of a Default, or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a Default hereunder, Noteholder is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Mortgaged Property, or any part thereof, and to take possession of the Mortgaged Property and of all books, records and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Mortgaged Property, including the right to rent the same for the account of Grantor and to deduct from such rents all costs, expenses and liabilities of every character incurred by Noteholder in collecting such rents and in managing, operating, maintaining, protecting or preserving the Mortgaged Property and to apply the remainder of such rents to the Indebtedness in such manner as Noteholder may elect in its sole discretion. All such costs, expenses and liabilities incurred by Noteholder in collecting such rents and in managing, operating, maintaining or preserving the Mortgaged Property, if not paid out of rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall be subject to and covered by Paragraph 2.3 hereof. If necessary to obtain the possession provided for above, Noteholder may invoke any and all legal remedies to dispossess Grantor, including, without limitation, one or more actions for forcible entry and detainer, trespass to try title and restitution. In connection with any action taken by Noteholder pursuant to this Paragraph, Noteholder shall not be liable for any loss sustained by Grantor resulting from any failure to rent the Mortgaged Property, or any part thereof, or from any other act or omission of Noteholder in managing the Mortgaged Property unless such loss is caused by the willful misconduct and bad faith of Noteholder, nor shall Noteholder be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Mortgaged

Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Grantor shall and does hereby agree to indemnify Noteholder for, and to hold Noteholder (which shall include the directors, officers, partners, employees, representatives and agents of Noteholder and any persons or entities owned or controlled by, owning or controlling or under common control or affiliated with Noteholder) harmless from, any and all liability, loss or damage which may or might be incurred by Noteholder under any Lease or under or by reason of this Mortgage or the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Noteholder by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease. Should Noteholder incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be subject to and covered by Paragraph 2.3 hereof. Nothing in this Paragraph shall impose any duty, obligation or responsibility upon Noteholder for the control, care, management or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make Noteholder responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties or for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Grantor hereby assents to, ratifies and confirms any and all actions of Noteholder with respect to the Mortgaged Property taken under this Paragraph and agrees that the foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Mortgage.

     5.3 FORECLOSURE. Upon the occurrence of a Default, Trustee, his successor or substitute, is authorized and empowered and it shall be his special duty at the request of Noteholder to sell the Mortgaged Property or any part thereof situated in the State of Texas at the courthouse of any county in the State of Texas in which any part of the Mortgaged Property is situated, at public vendue to the highest bidder for cash. The sale shall take place at such area of the courthouse as shall be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, at the courthouse door) of the specified county, between the hours of 10 o'clock a.m. and 4 o'clock p.m. (the commencement of such sale to occur within three hours following the time designated in the hereinafter described notice of sale as the earliest time at which such sale shall occur, if required by Applicable Laws) on the first Tuesday in any month after having given notice of such sale at least twenty-one (21) days before the day of sale of the time, place and terms of said sale (including the earliest time at which such sale shall occur) in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deeds of trust. Notice of a sale of all or part of the Mortgaged Property by Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made at least twenty-one (21) days preceding the date of the sale, and if the Mortgaged Property to be sold is in more than one county, a notice shall be posted at the courthouse door and filed with the county clerk of each county in which the Mortgaged Property is situated. In addition, Noteholder shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor and each debtor obligated to pay the Indebtedness or any portion thereof according to the records of Noteholder. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid certified mail wrapper, properly addressed to Grantor and each such debtor at the most recent address as shown by the records of Noteholder, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Noteholder may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and, if the proceeds of such sale of less than the whole of the Mortgaged Property shall be less than the aggregate of the Indebtedness and the expense of executing this trust as provided herein, this Mortgage and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Mortgaged Property but Noteholder shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Noteholder may deem necessary until all of the Mortgaged Property has been duly sold and all Indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Noteholder, such sale shall not exhaust the power of sale hereunder and Noteholder shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Indebtedness, or as to the occurrence of any Default, or as to Noteholder having declared all of such Indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by Noteholder or by Trustee or any substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including, without limitation, the posting of notices and the conducting of sales, but in the name and on behalf of Trustee, his successor or substitute.

     5.4 JUDICIAL FORECLOSURE. This Mortgage shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a Default may be foreclosed as to any of the Mortgaged Property in any manner permitted by the laws of the State of Texas or of any other state in which any part of the Mortgaged Property is situated, and any foreclosure suit may be brought by Trustee or by Noteholder. In the event a foreclosure hereunder shall be commenced by Trustee, or his substitute or successor, Noteholder may at any time before the sale of the Mortgaged Property direct Trustee to abandon the sale, and may then institute suit for the collection of the Indebtedness, and/or for the foreclosure of this Mortgage. It is agreed that if Noteholder should institute a suit for the collection of the Indebtedness and/or for the foreclosure of this Mortgage, Noteholder may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, his substitute or successor to sell the Mortgaged Property in accordance with the provisions of this Mortgage.

     5.5 RECEIVER. In addition to all other remedies herein provided for, Grantor agrees that upon the occurrence of a Default, or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a Default, Noteholder shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Mortgaged Property, whether such receivership be incident to a proposed sale of the Mortgaged Property or otherwise, and without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of the Indebtedness, and Grantor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by Noteholder, but nothing herein is to be construed to deprive Noteholder of any other right, remedy or privilege it may now have under the law to have a receiver appointed; provided, however, that the appointment of such receiver or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Noteholder to receive payment of the Rents pursuant to Paragraph 3.1 hereof. Any money advanced by Noteholder in connection with any such receivership shall be subject to and covered by Paragraph 2.3 hereof.

     5.6 PROCEEDS OF SALE. The proceeds of any sale held by Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:

          FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to, all court costs and charges of every character in the event foreclosed by suit, attorneys' fees and a reasonable fee to Trustee acting under the provisions of Paragraph
     5.3 if foreclosed by power of sale as provided in said paragraph, not exceeding five percent (5%) of the proceeds of such sale;

          SECOND, to the payment in full of the Indebtedness (including, without limitation, the principal and interest due and unpaid on the Note, attorneys' fees and any other amounts due and unpaid and owed to Noteholder under this Mortgage) in such order as Noteholder may elect in its sole direction; and

          THIRD, the remainder, if any there shall be paid to Grantor or to such other party or parties as may be entitled thereto by applicable law.

     5.7 NOTEHOLDER AS PURCHASER. Noteholder shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and any Noteholder purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Indebtedness owing to such Noteholder.

     5.8 ADDITIONAL REMEDIES UNDER THE BUSINESS CODE. Upon the occurrence of a Default, Noteholder may exercise its rights of enforcement with respect to the Personal Property under the Texas Business and Commerce Code, as amended, (the "BUSINESS CODE") and in conjunction with, in addition to or in substitution for those rights and remedies:

          (a) Noteholder may enter upon the Mortgaged Property to take possession of, assemble and collect the Personal Property or to render it unusable; and

          (b) Noteholder may require Grantor to assemble the Personal Property and make it available at a place Noteholder designates which is mutually convenient to allow Noteholder to take possession or dispose of the Personal Property; and

          (c) written notice mailed to Grantor as provided herein five (5) days prior to the date of public sale of the Personal Property or prior to the date after which any private sale of the Personal Property will be made shall constitute reasonable notice; and

          (d) any sale made pursuant to the provisions of this Paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Mortgaged Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personal Property hereunder as is required for such sale of the Mortgaged Property under power of sale; and

          (e) in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Personal Property and the Mortgaged Property may, at the option of Noteholder, be sold as a whole; and

          (f) it shall not be necessary that Noteholder take possession of the Personal Property or any part thereof prior to the time that any sale pursuant to the provisions of this Paragraph is conducted and it shall not be necessary that the Personal Property or any part thereof be present at the location of such sale; and

          (g) prior to application of proceeds of disposition of the Personal Property to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Noteholder; and

          (h) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Indebtedness or as to the occurrence of any Default, or as to Noteholder having declared all of such Indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Noteholder, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

          (i) Noteholder may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Noteholder, including the sending of notices and the conduct of the sale, but in the name and on behalf of Noteholder.

     5.9 PARTIAL FORECLOSURE. In the event of a Default in the payment of any part of the Indebtedness, Noteholder shall have the right to proceed with foreclosure of the liens and security interests evidenced hereby without declaring the entire Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of any such sale shall be applied as provided in Paragraph 5.6 except that the amount paid under subparagraph SECOND thereof shall be only the matured portion of the Indebtedness and any proceeds of such sale in excess of those provided for in subparagraphs FIRST and SECOND (modified as provided above) shall be applied to installments of principal of and interest on the Note in the inverse order of maturity. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness.

     5.10 REMEDIES CUMULATIVE. All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any of the other Loan Documents, or any part thereof, or otherwise benefiting Noteholder, and Trustee and Noteholder shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and resort to any remedy provided for hereunder or under any such Loan Documents or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

     5.11 RESORT TO ANY SECURITY. Noteholder may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Noteholder in its sole and absolute discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

     5.12 WAIVER. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor and Grantor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Indebtedness, notice of election to mature or declare due the whole of the Indebtedness and all rights to a marshaling of the assets of Grantor, including, without limitation, the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Noteholder under the terms of this Mortgage to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort of collection, or the right of Noteholder under the terms of this Mortgage to the payment of such Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. If any law referred to in this Paragraph and now in force, of which Grantor or Grantor's heirs, devisees, representatives, successors and assigns and such other persons claiming any interest in the Mortgaged Property might take advantage despite this Paragraph, shall hereafter be repealed or cease to be enforced, such law shall not thereafter be deemed to preclude the application of this Paragraph.

     5.13 DELIVERY OF POSSESSION AFTER FORECLOSURE. In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Property by, through or under Grantor are occupying or using the Mortgaged Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the appropriate court having jurisdiction.

     5.14 TENDER AFTER ACCELERATION. If, following the occurrence of a Default and the acceleration of the Indebtedness but prior to the foreclosure of this Mortgage, Grantor shall tender to Noteholder payment of an amount sufficient to pay the entire Indebtedness, such tender shall be deemed to be a voluntary prepayment under the Note and, consequently, Grantor shall also pay to Noteholder any charge or premium required under the Note or any other Loan Documents to be paid in order to prepay principal and, if such principal payment is made during any period when prepayment is prohibited by this Mortgage, the Note or any of the other Loan Documents the applicable charge or premium shall be the maximum prepayment penalty provided for in the Note; provided, however, that in the event any amount payable under this Paragraph is deemed interest, in no event shall such amount when added to the interest otherwise payable on the Note and the other Indebtedness exceed the maximum interest permitted under applicable law.

                                      ARTICLE VI

                                    MISCELLANEOUS

     6.1 DEFEASANCE. If all of the Indebtedness is paid as the same becomes due and payable and if all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, then and in that event only, all rights under this Mortgage shall terminate and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Noteholder in due form at Grantor's cost.

     6.2 SUCCESSOR TRUSTEE. Trustee may resign by an instrument in writing addressed to Noteholder, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Noteholder. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Noteholder shall deem it desirable to appoint a substitute or successor Trustee to act instead of the herein named Trustee or any substitute or successor Trustee, then Noteholder shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without formality other than appointment and designation in writing executed by Noteholder and the authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the Indebtedness has been paid in full or until the Mortgaged Property is sold hereunder. In the event the Indebtedness is owned by more than one person or entity, the holders of not less than a majority in the amount of such Indebtedness shall have the right and authority to make the appointment of a successor or substitute Trustee provided for in the preceding sentence. Such appointment and designation by Noteholder or by the holder or holders of not less than a majority of the Indebtedness shall be full evidence of the right and authority to make the same and of all facts therein recited. If Noteholder is a national banking association or corporation and such appointment is executed in its behalf by an officer of such national banking association or corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the association or corporation. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Mortgaged Property shall vest in the named successor or substitute Trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Noteholder or of the successor or substitute Trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.
Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

     6.3 LIABILITY AND INDEMNIFICATION OF TRUSTEE. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including, without limitation, Trustee's negligence), except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor will reimburse Trustee for, and indemnify and save him harmless against, any and all liability and expenses (including, without limitation, reasonable attorneys' fees) which may be incurred by him in the performance of his duties hereunder (Trustee shall include the directors, officers, partners, employees, representatives and agents of Trustee and any persons or entities owned or controlled by, owning or controlling or under common control or affiliated with Trustee). The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Mortgage.

     6.4 WAIVER BY NOTEHOLDER. Noteholder may at any time and from time to time in writing (a) waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing; (b) consent to Grantor doing any act which hereunder Grantor is prohibited from doing, or consent to Grantor failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Mortgaged Property, or any interest therein, from the lien and security interest of this Mortgage without the joinder of Trustee; or (d) release any party liable, either directly or indirectly, for the Indebtedness or for any covenant herein or in any of the other Loan Documents now or hereafter securing the payment of the Indebtedness, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of Noteholder hereunder except to the extent specifically agreed to by Noteholder in such writing.

     6.5 ACTIONS BY NOTEHOLDER. The lien, security interest and other security rights of Noteholder hereunder shall not be impaired by any indulgence, moratorium or release granted by Noteholder, including but not limited to (a) any renewal, extension, increase or modification which Noteholder may grant with respect to any of the Indebtedness; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Noteholder may grant in respect of the Mortgaged Property, or any part thereof or any interest therein; or (c) any release or indulgence granted to any endorser, guarantor or surety of any of the Indebtedness. The taking of additional security by Noteholder shall not release or impair the lien, security interest or other security rights of Noteholder hereunder or affect the liability of Grantor or of any endorser or guarantor or other surety or improve the rights of any permitted junior lienholder in the Mortgaged Property.

     6.6 RIGHTS OF NOTEHOLDER. Noteholder may waive any Default without waiving any other prior or subsequent Default. Noteholder may remedy any default without waiving the Default remedied. Neither the failure by Noteholder to exercise, nor the delay by Noteholder in exercising, any right, power or remedy upon any Default shall be construed as a waiver of such Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Noteholder of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Noteholder and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Acceptance by Noteholder of any payment in an amount less than the amount then due on any of the Indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a Default hereunder.

     6.7 NOTIFICATION OF ACCOUNT DEBTORS. Noteholder may at any time after Default by Grantor notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Personal Property to pay Noteholder directly.

     6.8 REPRODUCTION AS FINANCING STATEMENT. A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement.

     6.9 FIXTURE FILING. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real property records in the Office of the County Clerk for the county or counties where the Mortgaged Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Subsection 9.103(e) of the Uniform Commercial Code as in effect from time to time in the State of Texas (the "CODE") and is to be filed for record in the real property records of the county where the Mortgaged Property is situated. The mailing address of Grantor is set forth on the first page of this Mortgage and the address of Noteholder from which information concerning the security interest may be obtained is the address of Noteholder set forth in Paragraph 1.1 of this Mortgage.

     6.10 FILING AND RECORDATION. Grantor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Noteholder shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

     6.11 DEALING WITH SUCCESSOR. In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor, Noteholder may, without notice to Grantor, deal with such successor or successors in interest with reference to this Mortgage and to the Indebtedness in the same manner as with Grantor, without in any way vitiating or discharging Grantor's liability hereunder or for the payment of the Indebtedness; provided, however, nothing in this Paragraph shall be construed as permitting any transfer of the Mortgaged Property which would constitute a Default under this Mortgage. No sale of the Mortgaged Property, no forbearance on the part of Noteholder and no extension of the time for the payment of the Indebtedness given by Noteholder shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder or for the payment of the Indebtedness or the liability of any other person hereunder or for the payment of the Indebtedness, except as agreed to in writing by Noteholder.

     6.12 PLACE OF PAYMENT. The Indebtedness shall be payable at the place designated in the Note, or if no such designation is made, at the office of Noteholder at the address indicated in this Mortgage, or at such other place as Noteholder may designate in writing.

     6.13 SUBROGATION. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Noteholder at Grantor's request and Noteholder shall be subrogated to any and all rights, security interests and liens owned or held by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released; provided, however, that the terms and provisions of this Mortgage shall govern the rights and remedies of Noteholder and shall supersede the terms, provisions, rights and remedies under and pursuant to the instruments creating the liens, security interests, charges or encumbrances to which Noteholder is subrogated hereunder.

     6.14 APPLICATION OF INDEBTEDNESS. If any part of the Indebtedness cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of the Indebtedness, then all payments made shall be applied on said Indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

     6.15 USURY. This Mortgage has been executed under, and shall be construed and enforced in accordance with, the laws of the State of Texas, except as such laws are preempted by federal law. This Mortgage and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by Applicable Laws. It is expressly stipulated and agreed to be the intent of Grantor and Noteholder to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the Indebtedness. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if Noteholder's exercise of the option to accelerate the maturity of the Indebtedness, or if any prepayment of the Indebtedness results in the payment of any interest in excess of that permitted by law, then it is the express intent of Grantor and Noteholder that all excess amounts theretofore collected by Noteholder be credited on the principal balance of the Note (or, if the Note and all of such other Indebtedness have been paid in full, refunded), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then Applicable Laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, for the use, forbearance, detention, taking, charging, receiving or reserving on the Indebtedness shall, to the extent permitted by Applicable Laws, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or amount of interest on account of such Indebtedness does not exceed the usury ceiling from time to time in effect and applicable thereto for so long as debt is outstanding under the Indebtedness. To the extent that Noteholder is relying on Chapter 303 of the Texas Finance Code, as amended, to determine the maximum rate ("MAXIMUM RATE") payable on the Indebtedness, Noteholder will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent federal law permits Noteholder to contract for, charge or receive a greater amount of interest, Noteholder will rely on federal law instead of such article, as amended, for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now in effect, Noteholder may, at its option and from time to time, implement any other method of computing the Maximum Rate under such article, as amended, or under other applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Noteholder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     6.16 NOTICE. Any notice, request, demand or other communication required or permitted hereunder, or under the Note, or under any of the other Loan Documents (unless otherwise expressly provided therein) shall be given in writing by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address shown in this Mortgage, or to such different address as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a receptacle of United States mail; provided that, service of a notice required by Texas Property Code Section 51.002 shall be considered complete when the requirements of that statute are met.

     6.17 SUCCESSORS AND ASSIGNS. The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the successors and assigns of Grantor including all successors in interest of Grantor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Trustee and Noteholder and their respective heirs, successors, substitutes and assigns and shall constitute covenants running with the Land. All references in this Mortgage to Grantor, Trustee or Noteholder shall be deemed to include all such heirs, devisees, representatives, successors, substitutes and assigns.

     6.18 SEVERABILITY. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

     6.19 GENDER AND NUMBER. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context otherwise requires.

     6.20 COUNTERPARTS. This Mortgage may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

     6.21 JOINT AND SEVERAL. Where two or more persons or entities have executed this Mortgage, unless the context clearly indicates otherwise, the term "GRANTOR" as used in this Mortgage means the grantors hereunder or either or any of them and the obligations of Grantor hereunder shall be joint and several.

     6.22 REPORTING REQUIREMENTS. Grantor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Note and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority (including, but not limited to, The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984) and further agrees upon request of Noteholder to furnish Noteholder with evidence of such compliance.

     6.23 HEADINGS. The Paragraph headings contained in this Mortgage are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Paragraphs hereof.

     6.24 CONSENT OF NOTEHOLDER. Except where otherwise provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Noteholder is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Noteholder, and Noteholder shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Noteholder's judgment.

     6.25 MODIFICATION OR TERMINATION. The Loan Documents may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party. Grantor agrees that it shall be bound by any modification of this Mortgage or any of the other Loan Documents made by Noteholder and any subsequent owner of the Mortgaged Property, with or without notice to or consent of Grantor, and no such modification shall impair the obligations of Grantor under this Mortgage or under any other Loan Document.

     6.26 NEGATION OF PARTNERSHIP. Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between Grantor and Noteholder, or in any way make Noteholder a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

     6.27 ENTIRE AGREEMENT. The Loan Documents constitute the entire understanding and agreement between Grantor and Noteholder with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Grantor and Noteholder with respect thereto. Grantor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Noteholder to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Loan Documents.

     EXECUTED as of June 1, 1998.

                              FIRST COMMAND FINANCIAL CORPORATION


                              By: /s/ Lamar C Smith
                                 -----------------------------------------
                                 Name:  Lamar C. Smith
                                       -----------------------------------
                                 Title: Chief Executive Officer

STATE OF TEXAS      Section
                    Section
COUNTY OF TARRANT   Section


     This instrument was acknowledged before me on June 11, 1998, by Lamar C. Smith, as ___________________________________ of First Command
Financial Corporation, a Texas corporation, on behalf of said corporation.

[S E A L]

                                   /s/     Sandra T. Allen
                                   -----------------------------------
                                   Notary Public, State of Texas
My Commission Expires:
3-26-01                            SANDRA T. ALLEN
------------                       -----------------------------------
                                   Printed Name of Notary

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                                  EXHIBIT A



BEING a 43750 sqaure foot tract of land situated in the B.B.B. & C.R.R. Survey, Abstract Number 217, and the J. Howard Survey, Abstract Number 693, City of Fort Worth, Tarrant County, Texas, being part of Lot 2-R, Block C of OVERTON WEST ADDITION described by plat recorded in Volume 388-173, Page 10, Plat Records of Tarrant County, Texas (PRTCT), and being part of a called
17.000 acre tract of land described by deed as "TRACT FOUR" to Cassco Land Co., Inc., recorded in Volume 6494, Page 389, Deed Records of Tarrant County, Texas (DRTCT), said 43750 square foot tract of land being more particularly described by metes and bounds as follows:

Commencing at a 1/2-inch iron rod found at the intersection of the north right-of-way line of Overton Plaza (an 80-foot right-of-way) and the west right-of-way line of South Hulen Street (a 120-foot right-of-way);

THENCE along said west right-of-way line the following:

     North 00DEG.09'00" East, a distance of 281.00 feet to a 1/2-inch iron rod found for the beginning of a curve to the left having a central angle of 09DEG.31'21" and a radius of 1287.60 feet;

     Along said curve to the left an arc distance of 214.00 feet and a chord bearing and distance of North 04DEG.36'41" West 213.75 feet to a 1/2-inch iron rod found for the southeast corner of Lot 1, Block C of OVERTON WEST ADDITION described by plat recorded in Volume 388-74, Page 2, PRTCT;

THENCE South 84DEG.46'00" West, a distance of 327.42 feet along the south line of said Lot 1 to a point;

THENCE South 05DEG.14'00" East, a distance of 59.71 feet to a point for corner, said point being the POINT OF BEGINNING;

THENCE South 04DEG.23'44" East, a distance of 125.00 feet to a point for corner;

THENCE South 85DEG.36'16" West, a distance of 350.00 feet to a point for corner;

THENCE North 04DEG.23'44" West, a distance of 125.00 feet to a point for corner;

THENCE North 85DEG.36'16" East, a distance of 350.00 feet to the POINT OF BEGINNING.

CONTAINING a computed area of 43750 square foot feet of land.